Exhibit 99.1

C&F FINANCIAL CORPORATION

Wednesday, April 28, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Financial Corporation

Announces First Quarter Earnings

West Point, Va., April 28, 2010—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $1.73 million for its first quarter ended March 31, 2010, compared with $1.51 million for the first quarter of 2009. Net income available to common shareholders for the first quarter of 2010 was $1.44 million, or 47 cents per common share assuming dilution, compared with $1.25 million, or 41 cents per common share assuming dilution, for the first quarter of 2009.

For the first quarter of 2010, the corporation’s return on average common equity and return on average assets, on an annualized basis, were 8.25 percent and 0.66 percent, respectively, compared to 7.60 percent and 0.56 percent, respectively, for the first quarter of 2009. The increase in both ratios during 2010 was primarily driven by higher earnings available to common shareholders, while lower average assets also contributed to the increase in the return on average assets.

“Our first quarter 2010 earnings of $1.73 million showed an improvement over the first quarter of 2009 as a result of record earnings of $2.06 million in our consumer finance segment, which were offset by a decrease in earnings at our retail banking and mortgage banking segments,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “The consumer finance segment benefited from loan growth as a result of increased demand in the used automobile market and the new markets that were entered into last year; a decline in the provision for loan losses attributable to lower delinquencies and lower charge-offs on repossessed vehicles; and a sustained low interest rate on its variable-rate borrowings.”

C&F FINANCIAL CORPORATION

Wednesday, April 28, 2010

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

“Our retail banking segment recognized a net loss of $361,000 in the first quarter of 2010 as a result of higher losses associated principally with its commercial real estate development loan portfolio and higher expenses and write-downs associated with foreclosed properties offset in part by an increase in margins resulting from a repricing of maturing certificates of deposit and the repricing of loans and establishment of interest rate floors on loans at renewal.”

“Earnings at our mortgage banking segment declined to $158,000 in the first quarter of 2010 as a result of lower loan production compared to the first quarter of 2009 when record low interest rates fueled production.”

“The Bank’s nonperforming assets have increased from $17.2 million at December 31, 2009 to $19.0 million at March 31, 2010,” continued Dillon. “The increase in nonperforming assets shows that despite signs that the economy is improving, commercial loan customers, and real estate development customers in particular, continue to struggle in this current economic environment. We continue to actively monitor the credit risks within our loan portfolio and when we consider ourselves to be inadequately collateralized, we attempt to obtain additional collateral from the customer, have the customer pay down the loan, or when necessary, write down the loan or real estate owned. Based upon information currently available, we believe that our reserve level is appropriate for the estimated losses inherent in our loan portfolio.”

C&F FINANCIAL CORPORATION

Wednesday, April 28, 2010

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

“The capital and liquidity positions of the corporation remain strong,” said Mr. Dillon. “We continue our participation in the federal government’s Capital Purchase Program, which we took advantage in early 2009 as we saw it as an opportunity to inexpensively increase capital and to insure against unforeseen events given the turmoil in the financial markets. Even though our capital has continued to increase, and to exceed regulatory capital standards for being well-capitalized, we have not yet repurchased our securities. Our belief has been that we should keep the funds in place until we are sure that the financial markets and economy have stabilized and that the threats to the banking industry have dissipated.”

“The corporation paid a quarterly dividend of 25 cents per common share in the first quarter of 2010. We continue to review our dividend payout ratio, which was 53% of net income available to common shareholders during the first quarter of 2010, in light of changes in economic conditions, our capital levels and our expected future levels of earnings,” concluded Dillon.

Retail Banking Segment. During the first quarter of 2010, C&F Bank recorded a net loss of $361,000 compared to net income of $139,000 in 2009. The Bank’s net interest income increased $880,000 quarter-over-quarter primarily as a result of lower rates paid on deposits and borrowings, the repricing of loans, and the establishment of interest rate floors on loans at renewal. This increase was offset by (1) a $450,000 increase in the provision for loan losses, (2) a $921,000 increase in write-downs and expenses associated with foreclosed properties and (3) a decline in overdraft charges on deposit accounts resulting from lower consumer spending and heightened customer sensitivity to incurring these fees as economic conditions deteriorated.

C&F FINANCIAL CORPORATION

Wednesday, April 28, 2010

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

The Bank’s nonperforming assets were $19.0 million at March 31, 2010, compared to $17.2 million at December 31, 2009. Nonperforming assets at March 31, 2010 included $8.1 million in nonaccrual loans and $10.9 million in foreclosed properties. Nonaccrual loans primarily consisted of six relationships totaling $6.8 million of loans secured by residential properties and commercial loans secured by non-residential properties. Specific reserves of $1.4 million have been established for these loans. Management believes it has provided adequate loan loss reserves for these loans based on the estimated fair values of the collateral. Foreclosed properties at March 31, 2010 primarily consisted of residential properties associated with five commercial relationships and a non-residential property associated with one commercial relationship. These properties have been written down to their estimated fair values less selling costs.

Mortgage Banking Segment. First quarter net income for C&F Mortgage Corporation was $158,000 in 2010 compared to $817,000 in 2009. The decrease in net income was due to the quarter-over-quarter decline in loan origination volumes. Loan originations during the three months ended March 31, 2010 were $134.5 million compared to $318.9 million in 2009. The higher loan origination volume in 2009 resulted primarily from the lower interest rate environment during the first quarter of 2009 compared to 2010. The decline in revenue from gains on sales of loans was partially offset by (1) a $1.48 million decrease in commission-based and profitability-based personnel costs associated with loan originations, (2) a $300,000 decrease in the provision for loan losses, and (3) a $172,000 decrease in the provision for indemnification losses. While we have experienced a decrease in our provisions for loan losses

C&F FINANCIAL CORPORATION

Wednesday, April 28, 2010

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

and indemnifications from 2009 to 2010, we continue to experience an overall higher level of requests from investors for loan repurchases and indemnifications than in periods prior to the downturn in the mortgage markets. We mitigate the risk of repurchase liability by underwriting to the purchasers guidelines; however, we cannot eliminate the possibility that a prolonged period of payment defaults and foreclosures may result in an increase in requests for loan repurchases or indemnifications and the need for additional provisions in the future.

Consumer Finance Segment. First quarter net income for C&F Finance Company was $2.06 million in 2010 compared to $725,000 in 2009. This increase was a result of (1) an increase in average loans of 12.1%, (2) decreased borrowing costs and (3) a $1.05 million decline in the provision for loan losses driven primarily by lower delinquencies and lower charge-offs on repossessed vehicles. The allowance for loan losses as a percentage of loans increased slightly to 7.92% at March 31, 2010 from 7.89% at December 31, 2009. We believe our current allowance for loan losses is adequate to absorb probable losses in the loan portfolio.

About C&F Financial Corporation. C&F Financial Corporation’s common stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI. The common stock closed at a price of $21.31 per share on, April 27, 2010. At March 31, 2010, the book value of the corporation was $22.79 per common share. The corporation declared a dividend of 25 cents per common share during the first quarter of 2010. The corporation’s market makers include Davenport & Company LLC, FTN Financial Securities Corporation, McKinnon & Company, Inc. and Scott & Stringfellow, Inc.

C&F FINANCIAL CORPORATION

Wednesday, April 28, 2010

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 21 offices located in Virginia, Maryland, North Carolina, Delaware, Pennsylvania and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Forward-Looking Statements. Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of the corporation’s management, as well as assumptions made by, and information currently available to, the corporation’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic and business conditions, including unemployment levels, (3) demand for loan products, (4) legislation, government regulation or the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S.

C&F FINANCIAL CORPORATION

Wednesday, April 28, 2010

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) the level of net charge-offs on loans, (8) deposit flows, (9) competition, (10) demand for financial services in the corporation’s market area, (11) technology, (12) reliance on third parties for key services, (13) the real estate market, (14) the corporation’s expansion and technology initiatives, and (15) accounting principles, policies and guidelines. Further, there can be no assurance that the actions taken by the U.S. Treasury and the Federal Reserve Bank will stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely affect the corporation’s business and financial performance. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of this release.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

	3/31/10	12/31/09	3/31/09
	(unaudited)		(unaudited)
Balance Sheets
Interest-bearing deposits with other banks and federal funds sold	$3,451	$29,627	$—
Investment securities - available for sale at fair value	121,720	118,570	107,994
Loans held for sale, net	36,446	28,756	62,867
Loans, net:
Retail Banking segment	430,656	436,154	460,697
Mortgage Banking segment	2,576	2,362	3,025
Consumer Finance segment	181,150	174,488	158,360
Federal Home Loan Bank stock	3,887	3,887	3,887
Total assets	870,796	888,430	892,873
Deposits	602,630	606,630	581,614
Borrowings	158,092	170,832	199,009
Shareholders’ equity	90,105	88,876	85,572

		For The Quarter Ended
		3/31/10	3/31/09
		(unaudited)
Statements of Income
Interest income		$16,592	$15,437
Interest expense		3,376	4,185
Provision for loan losses:
Retail Banking segment		1,150	700
Mortgage Banking segment		—	300
Consumer Finance segment		2,050	3,100
Other operating income:
Gains on sales of loans		3,748	6,543
Other		2,134	2,698
Other operating expenses:
Salaries and employee benefits		7,900	8,916
Other		5,692	5,570
Income tax expense		576	399
Net income		1,730	1,508
Net income available to common shareholders		1,443	1,248
Earnings per common share - assuming dilution		0.47	0.41
Earnings per common share - basic		0.47	0.41

		For The Quarter Ended
		3/31/10	3/31/09
		(unaudited)
Segment Information
Net income (loss) - Retail Banking		$(361)	$139
Net income - Mortgage Banking		158	817
Net income - Consumer Finance		2,060	725
Net loss - Other and Eliminations		(127)	(173)
Mortgage loan originations - Mortgage Banking		134,478	318,897
Mortgage loans sold - Mortgage Banking		126,788	293,072

		For The Quarter Ended
		3/31/10	3/31/09
		(unaudited)
Average Balances
Interest-bearing deposits in other banks and federal funds sold		$26,150	$39
Investment securities - available for sale at fair value		122,303	107,076
Loans held for sale		20,083	60,643
Loans:
Retail Banking segment		442,383	472,542
Mortgage Banking segment		2,497	4,317
Consumer Finance segment		192,111	171,440
Total earning assets		805,527	816,057

Time, checking and savings deposits		514,980	478,148
Borrowings		167,611	211,474
Total interest-bearing liabilities		682,591	689,622
Demand deposits		83,625	81,373
Shareholders’ equity		89,910	82,743

	3/31/10	12/31/09	3/31/09
	(unaudited)		(unaudited)
Asset Quality
Retail and Mortgage Banking Segments
Nonaccrual loans - Retail Banking	$8,120	$4,812	$18,706
Nonaccrual loans - Mortgage Banking	204	204	1,551
Real estate owned* - Retail Banking	10,856	12,360	1,090
Real estate owned* - Mortgage Banking	303	440	581

Total nonperforming assets	$19,483	$17,816	$21,928
Accruing loans past due for 90 days or more	$2,296	$451	$1,650
Total loans - Retail and Mortgage Banking segments	$442,272	$447,592	$471,114
Allowance for loan losses - Retail and Mortgage Banking segments	$9,040	$9,076	$7,392
Nonperforming assets to loans and real estate owned	4.30%	3.87%	4.64%
Allowance for loan losses to loans	2.04%	2.03%	1.57%
Allowance for loan losses to nonaccrual loans	108.60%	180.94%	36.49%

* Real estate owned is recorded at its estimated fair value less cost to sell.

Consumer Finance Segment
Nonaccrual loans	$317	$387	$663
Accruing loans past due for 90 days or more	$—	$—	$—
Total loans	$196,727	$189,439	$171,288
Allowance for loan losses	$15,577	$14,951	$12,928
Nonaccrual consumer finance loans to total consumer finance loans	0.16%	0.20%	0.39%
Allowance for loan losses to total consumer finance loans	7.92%	7.89%	7.55%

	As Of and For The Quarter Ended
	3/31/10	3/31/09
	(unaudited)
Other Data and Ratios
Annualized return on average assets	0.66%	0.56%
Annualized return on average common equity	8.25%	7.60%
Dividends declared per common share	$0.25	$0.31
Weighted average common shares outstanding - assuming dilution	3,098,694	3,038,774
Weighted average common shares outstanding - basic	3,073,685	3,038,774
Market value per common share at period end	$19.64	$14.45
Book value per common share at period end	$22.79	$21.56
Price to book value ratio at period end	0.86	0.67
Price to earnings ratio at period end (ttm)	13.09	10.86